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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 26, 2004

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


             TEXAS                                     74-2684967
  (State or other jurisdiction                      (I.R.S. Employer
       of incorporation)                           Identification No.)



     13710 FNB PARKWAY                                 68154-5200
      OMAHA, NEBRASKA                                  (Zip Code)
   (Address of principal
    executive offices)

                         TELEPHONE NUMBER (402) 492-7300
              (Registrant's telephone number, including area code)

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ITEM 9. REGULATION FD DISCLOSURE.

      On July 20, 2004, the D.C. Circuit Court of Appeals issued an opinion in BP West Coast Products, LLC v. FERC (the SFPP, L.P. matter) that reversed the Federal Energy Regulatory Commission's ("FERC") decision that provided for an income tax allowance in the rates for SFPP, LP, a limited partnership. The D.C. Circuit remanded the case to FERC for the FERC's determination regarding the proper tax allowance. We have not fully analyzed the SFPP decision, and we do not know the scope, timing or outcome of any FERC proceeding(s) related to the remand. However, we believe that our specific circumstances are different from those of SFPP and many other pipeline partnerships, given our particular circumstances regarding its tariff, deferred income tax treatment, FERC orders and underlying agreements with shippers.



This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Pipeline Company believes that these expectations are based on reasonable assumptions; there is no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the effects of any regulatory proceeding based on the D.C. Circuit Court of Appeals opinion on pipeline partnerships.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NORTHERN BORDER PIPELINE COMPANY
                                       By: Northern Plains Natural Gas
                                           Company, Operator

                                       By: /s/ Jerry L. Peters
                                           -------------------------------------
                                           Jerry L. Peters
                                           Vice President, Finance and Treasurer

Dated: July 26, 2004



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